UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 15, 2007

BEIJING MED-PHARM CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(610) 940-1675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Purchase Agreement with respect to Shanghai Rongheng Pharmaceutical Co. Ltd.
On March 15, 2007, Beijing Med-Pharm Corporation (the “Company”) entered into a Share Transfer and Capital Increase Agreement (the “Purchase Agreement”), among the Company, Shanghai CAS Shenglongda Biotech (Group) Co., Ltd. (“Shenglongda”), Shanghai Rongheng International Trade Co., Ltd. of Orient International (Holding) Co. (“RHIT”) and Yiliang Lou with respect to the purchase by the Company of 63.33% of the outstanding equity interests of Shanghai Rongheng Pharmaceutical Co. Ltd., a limited liability company duly incorporated under the law of the People’s Republic of China (the “Target”).
Pursuant to the terms of the Agreement, the Company will purchase RMB 4.5 million yuan (the official currency of the People’s Republic of China) of the registered capital of the Target from Shenglongda and will purchase RMB 5.0 million yuan of the registered capital of the Target directly from the Target (collectively, the “Purchase Transaction”). Following the closing of the Purchase Transaction, the Company will own approximately 63.33% of the outstanding equity interests of the Target.
The aggregate purchase price to be paid by the Company pursuant to the Purchase Transaction is RMB 7.2 million yuan, which equals approximately $930,798 U.S. dollars as of March 21, 2007. In addition, the Company has agreed to provide loans to the Target up to an amount sufficient to allow the Target to repay RMB 9.4 million yuan (equal to approximately $1,215,208 U.S. dollars as of March 21, 2007) of currently outstanding loans made by RHIT to the Target. The Company shall make such loans to the Target in accordance with the following payment schedule: (1) RMB 3 million yuan (equal to approximately $387,832 U.S. dollars as of March 21, 2007) within 60 days following the closing of the Purchase Transaction and (2) the balance of any such outstanding RHIT loan to the Target within 2 years following the closing of the Purchase Transaction.
The Company expects to close the Purchase Transaction in its second fiscal quarter, subject to satisfaction of customary closing conditions typical for such transactions in the People’s Republic of China, including receipt of certain governmental approvals.
The description above is a summary of the relevant agreement and is qualified in its entirety by the text of the agreement, which is attached hereto as an exhibit.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1
Share Transfer and Capital Increase Agreement, dated March 15, 2007, among the Beijing Med-Pharm Corporation, Shanghai CAS Shenglongda Biotech (Group) Co., Ltd., Shanghai Rongheng International Trade Co., Ltd. of Orient International (Holding) Co. and Yiliang Lou.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date:	March 21, 2007	By:	/s/ FRED M. POWELL
			Name:	Fred M. Powell
			Title:	Chief Financial Officer